Exhibit 10.7

FORM OF

ASSET REPRESENTATIONS REVIEW AGREEMENT

CAPITAL ONE PRIME AUTO RECEIVABLES TRUST 20[        ]-[    ],

as Issuer,

CAPITAL ONE, NATIONAL ASSOCIATION,

as Sponsor and Servicer

and

[                                                     ],

as Asset Representations Reviewer

Dated as of [                    ], 20[        ]

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

		Page
Section 9.8	Entire Agreement	20
Section 9.9	Severability of Provisions	20
Section 9.10	Binding Effect	20
Section 9.11	Cumulative Remedies	20
Section 9.12	Nonpetition Covenant	20
Section 9.13	Submission to Jurisdiction; Waiver of Jury Trial	21
Section 9.14	Third-Party Beneficiaries	21

EXHIBITS

Exhibit A	Agreed-Upon Procedures

iii

ASSET REPRESENTATIONS REVIEW AGREEMENT

This ASSET REPRESENTATIONS REVIEW AGREEMENT is made and entered into as of [________], 20[__] (this “Agreement”), by and between CAPITAL ONE PRIME AUTO RECEIVABLES TRUST 20[__]-[_], a Delaware statutory trust (the “Issuer”), CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (the “Bank”, and in its capacity as sponsor, the “Sponsor”, and in its capacity as servicer, the “Servicer”), and [______________], a [_____________], (“[______]”, and in its capacity as asset representations reviewer, the “Asset Representations Reviewer”).

WHEREAS, the Issuer has determined to engage the Asset Representations Reviewer to perform reviews of Receivables for compliance with the representations and warranties made by the Sponsor regarding such Receivables; and

WHEREAS, the Asset Representations Reviewer desires to accept such engagement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Sale Agreement dated as of the date hereof (as from time to time amended, supplemented or otherwise modified and in effect, the “Sale Agreement”) between the Issuer and Capital One Auto Receivables, LLC, as seller, which also contains rules as to usage that are applicable herein.

Section 1.2    Additional Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Annual ARR Fee” has the meaning set forth in Section 4.1.

“Asset Review” means the completion by the Asset Representations Reviewer of the “Tests” set forth in Exhibit A for each Subject Receivable as further described in Section 3.5.

“Client Records” has the meaning set forth in Section 3.14.

“Confidential Information” has the meaning set forth in Section 7.1.

“Disclosing Party” has the meaning set forth in Section 7.1.

“Eligible Asset Representations Reviewer” means a Person who (i) is not, and is not Affiliated with, the Sponsor, the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their respective Affiliates and (ii) was not engaged or Affiliated with a Person that was engaged by the Sponsor or any Underwriter to perform due diligence work on the Receivables prior to the Closing Date.

“Eligibility Representations” shall mean those representations identified within the “Tests” included in Exhibit A.

“Indemnified Person” has the meaning set forth in Section 5.3.

“Personally Identifiable Information” or “PII” has the meaning set forth in Section 7.2.

“Privacy Laws” has the meaning set forth in Section 7.2.

“Receiving Party” has the meaning set forth in Section 7.1.

“Representatives” has the meaning set forth in Section 7.1.

“Review Fee” has the meaning set forth in Section 4.2.

“Review Invoice” means, with respect to any Asset Review, a detailed invoice prepared by the Asset Representations Reviewer setting forth the calculation of the applicable Review Fee for such Asset Review.

“Review Materials” means, the documents, data, and other information required for each “Test” in Exhibit A.

“Review Period” has the meaning set forth in Section 3.6.

“Review Report” has the meaning set forth in Section 3.7.

“Subject Receivables” means, for any Asset Review, all Receivables which are 60-Day Delinquent Receivables as of the related Review Satisfaction Date; provided, that any Receivable repurchased by the Sponsor or the Servicer in accordance with the Transaction Documents or paid in full by the related Obligor after the [Review Satisfaction Date] will no longer be a Subject Receivable.

“Tests” mean the procedures listed in Exhibit A as applied to the process described in Section 3.5.

“Test Fail” has the meaning set forth in Section 3.5.

“Test Incomplete” has the meaning set forth in Section 3.5.

“Test Otherwise Resolved” has the meaning set forth in Section 3.8.

“Test Pass” has the meaning set forth in Section 3.5.

ARTICLE II

ENGAGEMENT; ACCEPTANCE

Section 2.1    Engagement; Acceptance. The Issuer hereby engages [______________] to act as the Asset Representations Reviewer for the Issuer. The Asset Representations Reviewer hereby accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms stated in this Agreement.

Section 2.2 Eligibility of Asset Representations Reviewer. [______________] represents and warrants to the Issuer and the Sponsor that it is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer will notify the Issuer, the Sponsor and the Servicer promptly if it is not, or on the occurrence of any action that would result in it not being, an Eligible Asset Representations Reviewer.

Section 2.3    Independence of the Asset Representations Reviewer. The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuer, the Sponsor, the Servicer, the Indenture Trustee or the Owner Trustee for the manner in which it accomplishes the performance of its obligations under this Agreement. Unless expressly authorized by the Issuer, the Sponsor, the Servicer, the Indenture Trustee or the Owner Trustee, the Asset Representations Reviewer will have no authority to act for or represent the Issuer, the Sponsor, the Servicer, the Indenture Trustee or the Owner Trustee, respectively, and will not be considered an agent of the Issuer, the Sponsor, the Servicer, the Indenture Trustee or the Owner Trustee. Nothing in this Agreement will make the Asset Representations Reviewer and any of the Issuer, the Sponsor, the Servicer, the Indenture Trustee or the Owner Trustee, members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

ARTICLE III

DUTIES OF THE ASSET REPRESENTATIONS REVIEWER

Section 3.1    Review Scope. The parties confirm that the Asset Representations Review is not responsible for (a) reviewing the Receivables for compliance with the representations and warranties under the Transaction Documents, except as described in this Agreement or (b) determining whether noncompliance with the representations and warranties constitutes a breach of the Eligibility Representations. For the avoidance of doubt, the parties confirm that the review is not designed to determine why an Obligor is delinquent or the creditworthiness of the Obligor, either at the time of any Asset Review or at the time of origination of the related Receivable. Further, the Asset Review is not designed to establish cause, materiality or recourse for any Test Fail.

Section 3.2 Review Notices. Upon (i) receipt of a “Review Notice” from the Indenture Trustee in accordance with Section 7.6(b) of the Indenture and (ii) obtaining access to the Review Materials in accordance with Section 3.3 of this Agreement, the Asset Representations Reviewer will start an Asset Review. The Asset Representations Reviewer will not be obligated to begin, and may not begin, an Asset Review until the Asset Representations Reviewer receives a Review Notice. Within ten (10) Business Days of receipt of a Review Notice, the Servicer shall provide the list of Subject Receivables to the Asset Representations Reviewer in the format selected by the Servicer to the address specified in Section 9.2.

None of the Issuer, the Servicer, the Sponsor or the Asset Representations Reviewer is obligated to verify whether the Indenture Trustee properly determined that a Review Notice was required. None of the Issuer, the Sponsor or the Asset Representations Reviewer is obligated to verify the accuracy or completeness of the list of Subject Receivables provided by the Servicer.

Section 3.3    Review Materials. The Servicer will provide reasonable assistance to the Asset Representations Reviewer to facilitate the Asset Review. Within sixty (60) days of receipt by the Servicer of the Review Notice, the Servicer will provide the Asset Representations Reviewer with access to the Review Materials for all Subject Receivables in one or more of the following ways, as elected by the Servicer: (i) by providing access to the Servicer’s receivables system, either remotely or at one or more of the properties of the Servicer; (ii) by electronic posting of Review Materials to a password-protected website to which the Asset Representations Reviewer has access; (iii) by providing originals or photocopies at one or more of the offices of the Servicer (or any subservicer or vendor) where the Receivable Files are located[;(iv) by sending originals or photocopies of Review Materials to the Asset Representations Reviewer at the address specified in Section 9.2;] or [(v)] in another manner agreed to by the Servicer and the Asset Representations Reviewer. The Servicer may redact or remove Personally Identifiable Information from the Review Materials so long as such redaction or removal does not result in a change in the meaning or usefulness of the Review Materials. The Asset Representations Reviewer shall not be liable for any failure of the Review Materials to be accurate and complete, including any failure that results in the Review Materials being misleading in any material respect.

If the Servicer provides access to the Review Materials at one of its offices, such access will be afforded without additional charge but only (i) upon reasonable notice, (ii) during normal business hours, (iii) subject to the Servicer’s normal security and confidentiality procedures and (iv) at offices designated by the Servicer.

Section 3.4    Missing or Incomplete Review Materials. The Asset Representations Reviewer will complete the Tests for each Eligibility Representation only using documentation that is made available to it. Upon receipt of the Review Materials, the Asset Representations Reviewer will complete an initial document inventory to determine if any Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test. If the Asset Representations Reviewer reasonably determines that any of the Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test, the Asset Representations Reviewer will notify the Servicer promptly, and in any event no less than twenty (20) calendar days before completing the Review, and the Servicer will use reasonable efforts to provide the Asset Representations Reviewer access to such missing Review Materials or other documents or information to correct the insufficiency within fifteen (15) calendar days. Once the Asset Representations Reviewer has confirmed the majority of the Review Materials have been provided in accordance with Section 3.3, the Asset Representations Reviewer will commence the Asset Review. In instances where Review Material is not accessible, clearly unidentifiable, and/or illegible, the Asset Representations Reviewer will request that the Servicer (with a copy to the Sponsor) provide an updated copy of such Review Material. If the Servicer and the Sponsor have not provided the missing Review Material for a Subject Receivable to the Asset Representations Reviewer within sixty (60) days of notification by the Asset Representations Reviewer, the parties agree that such Subject Receivable will have a Test Incomplete for the related Test(s) and the Review Report will indicate the reason for the Test Incomplete.

Section 3.5    The Asset Review.

(a) For an Asset Review, the Asset Representations Reviewer will perform for each Subject Receivable the applicable procedures listed under “Tests” in Exhibit A for each Eligibility Representation. In the course of its review, the Asset Representations Reviewer will use the Review Materials listed in Exhibit A. For each Test and Subject Receivable, the Asset Representations Reviewer will determine if the Test has been satisfied (a “Test Pass”), if the Test has not been satisfied (a “Test Fail”) or if the Test could not be concluded as a result of missing or incomplete Review Materials (a “Test Incomplete”); provided, however, that prior to determining that the Test has not been satisfied, the Asset Representations Reviewer will consult with the Servicer to determine whether the Servicer is able to provide supplemental information to the Asset Representations Reviewer for the related Subject Receivable in connection with such Test, pursuant to the procedure described in Section 3.4.

(b)    If a Subject Receivable was included in a prior Asset Review, the Asset Representations Reviewer will not conduct additional Tests on any such duplicate Subject Receivable unless such Subject Receivable was deemed a Test Incomplete as a result of the failure of the Servicer and the Sponsor to provide missing Review Materials for such Subject Receivable and the Sponsor elects to have such Subject Receivable included in the current Asset Review. The Asset Representations Reviewer will include the previously reported Test results for any such duplicate Subject Receivable within the Review Report for the current Asset Review.

Section 3.6    Review Period. The Asset Representations Reviewer will complete the Review within sixty (60) days of receiving access to the Review Materials in accordance with Section 3.3 (such time period, the “Review Period”); provided, that if additional Review Materials are provided to the Asset Representations Reviewer as described in Section 3.4 or Section 3.5, the Review Period will be extended for an additional thirty (30) days.

Section 3.7 Review Report. Within ten (10) Business Days following the end of the applicable Review Period described in Section 3.6, the Asset Representations Reviewer will provide the Issuer, the Servicer and the Indenture Trustee with a report (a “Review Report”) specifying for each Subject Receivable whether there was a Test Pass, a Test Fail, a Test Incomplete (as contemplated by Section 3.5) or a Test Otherwise Resolved (as contemplated by Section 3.8) for each Test and Subject Receivable. The Review Report will include a summary of the findings and conclusions of the Asset Representations Reviewer with respect to the Asset Review to be included in the Form 10-D for the Issuer for the Collection Period in which the Review Report is received. The Asset Representations Reviewer will ensure that the Review Report does not contain any Personally Identifiable Information. Upon reasonable request of the Servicer, the Asset Representations Reviewer will provide additional detail regarding the Test results. For the avoidance of doubt, the Indenture Trustee shall have no obligation to forward the Review Report to any Noteholder or any other person.

Section 3.8    Resolution of Review for Certain Subject Receivables. Following the delivery of the list of the Subject Receivables and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if a Subject Receivable is paid in full by or on behalf of the Obligor or purchased from the Issuer by the Sponsor or the Servicer in accordance with the Transaction Documents. On receipt of notice, the Asset Representations Reviewer will immediately terminate all Tests of such Receivables and the Asset Review of such Receivables will be considered resolved (a “Test Otherwise Resolved”). In this case, the Review Report will indicate a Test Otherwise Resolved for the Receivables and the related reason.

Section 3.9 Termination of Review. If an Asset Review is in process and the Notes will be paid in full on the next Payment Date (including any payment in full as a result of any early redemption of the Notes), the Servicer will notify the Asset Representations Reviewer and the Indenture Trustee no less than ten (10) days before that Payment Date. On receipt of notice, the Asset Representations Reviewer will terminate the Asset Review immediately and will not be obligated to deliver a Review Report. Within ten (10) days after receipt of such notice, the Asset Representations Reviewer will provide the Issuer, the Servicer and the Indenture Trustee with the related Review Invoice.

Section 3.10    Review and Procedure Limitations. The Asset Representations Reviewer will have no obligation (i) to determine whether a Delinquency Trigger has occurred, (ii) to determine whether the required percentage of Noteholders has voted to direct an Asset Review and may rely on the information in any Review Notice delivered by the Indenture Trustee, (iii) to determine which Receivables are Subject Receivables and may rely on the list of Subject Receivables provided by the Servicer, (iv) to confirm the validity of the Review Materials, (v) other than as specified in Section 3.3, to obtain missing or insufficient Review Materials, or (vi) to take any action or to cause any other party to take any action under any of the Transaction Documents to enforce any remedies for any breach of a representation, warranty or covenant, including any Eligibility Representation. The Asset Representations Reviewer shall be required to perform only the testing procedures listed under “Tests” in Exhibit A, and shall have no obligation to perform additional testing procedures on any Subject Receivables or to consider any additional information provided by any party. The Asset Representations Reviewer shall have no obligation to provide reporting or other information other than the Review Report described in Section 3.7. However, the Asset Representations Reviewer may provide additional information about any Subject Receivable that it determines in good faith to be material to its performance of an Asset Review.

Section 3.11 Review Systems. The Asset Representations Reviewer shall maintain and utilize an electronic case management system to manage the Tests and to provide systematic control over each step in the Asset Review process and ensure consistency and repeatability for the Tests. [The Asset Representations Reviewer will ensure that these systems allow for each Subject Receivable and the related Review Materials to be individually tracked and stored as contemplated by this Agreement.] The Asset Representations Reviewer will maintain adequate staff that is properly trained to conduct Asset Reviews as required by this Agreement.

Section 3.12    Representatives.

(a)    Servicer Representative. The Servicer will provide reasonable access to one or more designated representatives to respond to reasonable requests and inquiries made by the Asset Representations Reviewer in its completion of an Asset Review.

(b)    Asset Representations Review Representative. The Asset Representations Reviewer will provide reasonable access to one or more designated representatives to respond to reasonable requests and inquiries made by the Servicer, the Sponsor, the Issuer or the Indenture Trustee during the Asset Representations Reviewer’s completion of an Asset Review. The Asset Representations Reviewer shall have no obligation to respond to requests or inquires, and other than as specified in Section 3.13 shall not respond to requests or inquiries, made by any Person not party to this Agreement other than the Indenture Trustee; provided, that if the Asset Representations Reviewer receives any request or inquiry from a Person not a party to this Agreement, then the Asset Representations Reviewer may inform such Person that they may contact the Servicer and/or the Indenture Trustee with respect to such request or inquiry.

Section 3.13    Dispute Resolution. If a Subject Receivable that was reviewed by the Asset Representations Reviewer during an Asset Review is the subject of a dispute resolution proceeding under Section 3.11 of the Purchase Agreement, the Asset Representations Reviewer shall participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses and reasonable compensation of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the Requesting Party for the dispute resolution and (subject to Section 4.3) will be paid by a party to the dispute resolution as determined by the mediator or arbitrator for the dispute resolution according to Section 3.11 of the Purchase Agreement.

Section 3.14 Records Retention. The Asset Representations Reviewer will maintain copies of Review Materials, Review Reports and internal work papers and correspondence (collectively the “Client Records”) for a period of three (3) years after the termination of this Agreement. At the expiration of the retention period, the Asset Representations Reviewer, at the option of the Servicer, (i) shall return all Client Records to the Servicer, in electronic format or, to the extent held in tangible form, in that form, or (ii) shall destroy such Client Records, in each case in accordance with Section 7.1(e) of this Agreement. Upon the return or destruction of the Client Records, as applicable, the Asset Representations Reviewer shall have no obligation to retain such Client Records or to respond to inquiries concerning any Asset Review.

Section 3.15    No Delegation. The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the Issuer, the Sponsor and the Servicer.

ARTICLE IV

PAYMENTS TO ASSET REPRESENTATIONS REVIEW

Section 4.1 Annual Fee. As compensation for its activities hereunder, the Asset Representations Reviewer shall be entitled to receive an annual fee in an amount equal to

$5,000.00 (the “Annual ARR Fee”) during the term of this Agreement, which shall be paid by or on behalf of the Sponsor within thirty (30) days of the date hereof, with respect to the initial Annual ARR Fee, and within thirty (30) days of the annual anniversary of this Agreement with respect to each subsequent Annual ARR Fee; provided, however, that if the Asset Representations Reviewer resigns or is removed in accordance with Section 6.2, then the Asset Representations Reviewer shall refund to the Sponsor the portion of the Annual ARR Fee attributable to the portion of the annual period during which [_________] will no longer act as the Asset Representations Reviewer, assuming for purposes of such calculation that the Annual ARR Fee for each day during the annual period is an amount equal to the Annual ARR Fee divided by 365.

Section 4.2    Review Fee. Following the completion of an Asset Review and delivery to the Indenture Trustee, the Sponsor, the Servicer and the Issuer of the Review Report, or, if earlier, the termination of Asset Review according to Section 3.9, and the delivery to the Sponsor of the related Review Invoice, the Sponsor shall pay to the Asset Representations Reviewer a fee of $200.00 for each Subject Receivable for which the Asset Review was completed plus reasonable out-of-pocket expenses incurred in connection with travel to the location at which Review Materials are made available in accordance with Section 3.3 (the “Review Fee”). However, no Review Fee will be charged for any Subject Receivable which was included in a prior Asset Review or for which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Asset Review according to Section 3.9 or the Asset Representations Reviewer being notified of the payment in full or purchase of any Subject Receivable according to Section 3.8.

Section 4.3 Dispute Resolution; Travel Expenses.

(a)    Dispute Resolution Expenses. If the Asset Representations Reviewer participates in a dispute resolution proceeding under Section 3.13 and its reasonable out-of-pocket expenses and reasonable compensation for the time it incurs in participating in the proceeding are not paid by a party to the dispute resolution within ninety (90) days of the end of the proceeding, the Sponsor will reimburse the Asset Representations Reviewer for such expenses upon receipt of a detailed invoice.    If the Sponsor makes any payment under this Section and the Asset Representations Reviewer later collects any of the amounts for which the payments were made to it from others, the Asset Representations Reviewer will promptly repay the amounts to the Sponsor.

(b)    Reimbursement of Travel Expenses. If the Servicer provides access to the Review Materials at one of its properties, the Sponsor will reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with the Asset Review upon receipt of a detailed invoice.

Section 4.4 Payment . All payments made to the Asset Representations Reviewer shall be made to the account specified by the Asset Representations Reviewer from time to time in writing to the Indenture Trustee, the Sponsor, the Servicer and the Issuer. For the avoidance of doubt, there shall be no aggregate limit on the Review Fee, reimbursable expenses, or indemnities payable by the Sponsor or the Issuer (subject to Section 4.5) to the Asset Representations Reviewer pursuant to this Article IV.

Section 4.5    Payments by the Issuer. To the extent not paid by the Sponsor and outstanding for at least sixty (60) days after receipt by the Indenture Trustee, the Sponsor, the Servicer and the Issuer of the Review Invoice, the Asset Representations Reviewer may provide notice to the Indenture Trustee, the Sponsor, the Servicer and the Issuer that the Review Fee shall be paid by the Issuer pursuant to the priority of payments set forth in Section 8.5(a) of the Indenture or Section 5.4(b) of the Indenture, as applicable. After receipt of such notice, the Sponsor shall either (i) cause the Servicer to include such Review Fee in the Servicer’s Report to be delivered on the Determination Date following the receipt of such notice for payment on the corresponding Payment Date (or, if such notice was received less than five (5) Business Days prior to such Determination Date, on the next succeeding Determination Date for payment on the related Payment Date) pursuant to the priority of payments set forth in Section 8.5(a) of the Indenture or Section 5.4(b) of the Indenture, as applicable or (ii) pay such Review Fee directly to the Asset Representations Reviewer prior to the Payment Date following receipt of such notice. The Asset Representations Reviewer acknowledges and agrees that any payments payable by the Issuer under this Agreement, including pursuant to this Article IV or Section 5.3, shall be limited to amounts available to make such payments pursuant to Section 8.5(a) of the Indenture and Section 5.4(b) of the Indenture, as applicable.

ARTICLE V

OTHER MATTERS PERTAINING TO THE ASSET REPRESENTATIONS REVIEWER

Section 5.1    Representations and Warranties of the Asset Representations Reviewer. [________] hereby makes the following representations and warranties as of the date hereof:

(a) Existence and Power. [________] is a limited liability company validly existing and in good standing under the laws of its state of formation and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, to deliver and to perform its obligations under this Agreement. [________] has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of [________] to perform its obligations under this Agreement.

(b)    Authorization and No Contravention. The execution, delivery and performance by [________] of the Transaction Documents to which it is a party have been duly authorized by all necessary limited liability company action on the part of [________] and do not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material indenture or material agreement or instrument to which [________] is a party or by which its properties are bound (other than violations of such laws, rules, regulations, organizational documents, indentures, agreements or instruments which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or [________]’s ability to perform its obligations under, this Agreement).

(c)    No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by [________] of this Agreement other than (i) approvals and authorizations that have previously been obtained and filings that have previously been made and (ii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the ability of [________] to perform its obligations under this Agreement.

(d)    Binding Effect. This Agreement constitutes the legal, valid and binding obligation of [________] enforceable against [________] in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity.

(e)    No Proceedings. There are no actions, orders, suits or proceedings pending or, to the knowledge of [________], threatened against [________] before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or (ii) seek any determination or ruling that would materially and adversely affect the performance by [________] of its obligations under this Agreement.

(f)    Eligibility. The Asset Representations Reviewer is an Eligible Asset Representations Reviewer.

Section 5.2    Limitation of Liability of Asset Representations Reviewer

To the fullest extent permitted by applicable law, the Asset Representations Reviewer shall not be under any liability to the Issuer, the Servicer, the Seller, the Indenture Trustee, the Owner Trustee, any Noteholder or any other Person for any action taken or for refraining from the taking of an action in its capacity as Asset Representations Reviewer pursuant to this Agreement, or for errors in judgment, whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Asset Representations Reviewer against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, breach of this Agreement or negligence in the performance of its duties. In no event will the Asset Representations Reviewer be liable for special, indirect or consequential loss or damage (including loss of profit) even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

The Asset Representations Reviewer and any director, officer, employee, or agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Asset Representations Reviewer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Asset Representations Reviewer hereunder.

Section 5.3    Indemnification of Asset Representations Reviewer.

(a) The Sponsor will indemnify the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “ARR Indemnified Person”), for all reasonable and documented costs, expenses, losses, damages and liabilities resulting from any third-party claim arising out of the performance of the Asset Representations Reviewer’s obligations under this Agreement (including the costs and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or (ii) the Asset Representations Reviewer’s breach of any of its representations, warranties or covenants in this Agreement. To the extent not paid by the Sponsor and outstanding for at least sixty (60) days after receipt by the Indenture Trustee, the Sponsor, the Servicer and the Issuer of an invoice with reasonable detail of indemnification amounts, the Asset Representations Reviewer may provide notice to the Indenture Trustee, the Sponsor, the Servicer and the Issuer that any such indemnification amounts shall be paid by the Issuer pursuant to the priority of payments set forth in Section 8.5(a) of the Indenture or Section 5.4(b) of the Indenture, as applicable. After receipt of such notice, the Sponsor shall either (i) cause the Servicer to include such indemnification amounts in the Servicer’s Report to be delivered on the Determination Date following the receipt of such notice for payment on the corresponding Payment Date (or, if such notice was received less than five (5) Business Days prior to such Determination Date, on the next succeeding Determination Date for payment on the related Payment Date) pursuant to the priority of payments set forth in Section 8.5(a) of the Indenture or Section 5.4(b) of the Indenture, as applicable or (ii) pay such indemnification amounts directly to the Asset Representations Reviewer prior to the Payment Date following receipt of such notice.

(b)    In case any such action, investigation or proceeding will be brought involving an ARR Indemnified Person as contemplated by Section 5.3(a), the Sponsor will assume the defense thereof, including the employment of counsel and the payment of all expenses. The Asset Representations Reviewer will have the right to employ separate counsel in any such action, investigation or proceeding and to participate in the defense thereof and the reasonable fees and expenses of such counsel will be paid by the Sponsor. In the event of any claim, action, or proceeding for which indemnity will be sought pursuant to this Section 5.3, the Asset Representations Reviewer’s choice of legal counsel shall be subject to the good faith objection by the Sponsor to a conflict of interest under the applicable rules of professional conduct. If there is a conflict, the Sponsor will pay for the reasonable fees and expenses of separate counsel to the ARR Indemnified Person. No settlement may be made without the approval of the Sponsor and the ARR Indemnified Person, which approval will not be unreasonably withheld.

(c)    The indemnification set forth in this Section 5.3 will survive the termination of this Agreement and the resignation or removal of the Asset Representations Reviewer.

(d)    If the Sponsor or the Issuer makes any payment under this Section 5.3 and the ARR Indemnified Person later collects any of the amounts for which the payments were made to it from others, the ARR Indemnified Person will promptly repay the amount to the Sponsor or the Issuer, as applicable.

Section 5.4    Indemnification by Asset Representations Reviewer

(a) To the fullest extent permitted by law, the Asset Representations Reviewer shall indemnify and hold harmless each of the Issuer, the Sponsor, the Servicer and the Indenture Trustee, and its respective officers, directors, successors, assigns, legal representatives, agents, and servants (each an “Indemnified Person”), from and against any and all fees, liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees, expenses and court costs incurred by an Indemnified Person in connection with the enforcement of any indemnification or other obligation of the Asset Representations Reviewer) of any kind and nature whatsoever which may be imposed on, incurred by, or asserted at any time against an Indemnified Person (whether or not also indemnified against by any other person) which arose out of the negligence, willful misconduct or bad faith of the Asset Representations Reviewer in the performance of its obligations and duties under this Agreement; provided, however, that the Asset Representations Reviewer shall not be liable for or required to indemnify an Indemnified Person from and against expenses arising or resulting from (i) the Indemnified Person’s own willful misconduct, bad faith or negligence, or (ii) the breach of any representation, warranty or covenant made by the Indemnified Person.

(b)    In case any such action, investigation or proceeding will be brought involving an Indemnified Person as contemplated by Section 5.4(a), the Asset Representations Reviewer will assume the defense thereof, including the employment of counsel and the payment of all expenses. The Issuer, the Servicer, the Sponsor and the Indenture Trustee each will have the right to employ separate counsel in any such action, investigation or proceeding and to participate in the defense thereof and the reasonable fees and expenses of such counsel will be paid by the Asset Representations Reviewer. In the event of any claim, action, or proceeding for which indemnity will be sought pursuant to this Section 5.4, the Issuer’s, the Servicer’s, the Sponsor’s and the Indenture Trustee’s choice of legal counsel shall be subject to the good faith objection by the Asset Representations Reviewer to a conflict of interest under the applicable rules of professional conduct. If there is a conflict, the Asset Representations Reviewer will pay for the reasonable fees and expenses of separate counsel to the Indemnified Person. No settlement may be made without the approval of the Asset Representations Reviewer and the Indemnified Person, which approval will not be unreasonably withheld.

(c)    The indemnification set forth in this Section 5.4 will survive the termination or assignment of this Agreement and the resignation or removal of the Asset Representations Reviewer or any Indemnified Person.

ARTICLE VI

REMOVAL, RESIGNATION; SUCCESSOR ASSET REPRESENTATION REVIEWER

Section 6.1    Eligibility Requirements for Asset Representations Reviewer. The Asset Representations Reviewer must be an Eligible Asset Representations Reviewer.

Section 6.2 Resignation and Removal of Asset Representations Reviewer.

(a)    No Resignation of Asset Representations Reviewer. The Asset Representations Reviewer may not resign as Asset Representations Reviewer except (i) if the Asset Representations Reviewer is no longer an Eligible Asset Representations Reviewer, (ii) upon a determination that the performance of its duties under this Agreement is no longer permissible under applicable law, as evidenced by an Opinion of Counsel delivered to the Issuer, the Sponsor and the Indenture Trustee, or (iii) if it does not receive payment in full of any amounts required to be paid to the Asset Representations Reviewer in accordance with the terms of Article IV and pursuant to an undisputed invoice. Without limiting the foregoing, the Asset Representations Review shall promptly resign if it is no longer an Eligible Asset Representations Reviewer. If the Asset Representations Reviewer resigns pursuant to clause (ii) above, the Asset Representations Reviewer shall deliver a notice of resignation to the Issuer and the Servicer, with a copy to the Indenture Trustee, no less than thirty (30) days prior to the date of its resignation.

(b)    Removal of Asset Representations Reviewer. If any of the following events occur, the Indenture Trustee may, or, at the direction of Noteholders evidencing a majority of the aggregate Outstanding Amount of the Notes shall, by notice to the Asset Representations Reviewer, remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement:

(i)    the Asset Representations Reviewer is no longer an Eligible Asset Representations Reviewer;

(ii)    the Asset Representations Reviewer breaches any of its representations, warranties, covenants or obligations in this Agreement; or

(iii)    a Bankruptcy Event of the Asset Representations Reviewer occurs.

(c)    Notice of Resignation or Removal. The Servicer will notify the Issuer, the Owner Trustee and the Indenture Trustee of any resignation or removal of the Asset Representations Reviewer.

Section 6.3    Successor Asset Representations Reviewer.

(a)    Engagement of Successor Asset Representations Reviewer. Following the resignation or removal of the Asset Representations Reviewer, (i) if the Delinquency Percentage has exceeded the Delinquency Trigger as of the most recent Payment Date, the Indenture Trustee (at the direction of the Noteholders, provided, that if the Indenture Trustee has received conflicting or inconsistent requests from two or more groups of Noteholders, each representing less than the majority of the Note Balance, the Indenture Trustee shall follow the direction of the Noteholders representing the greater percentage of the Note Balance) and (ii) if the Delinquency Percentage has not exceeded the Delinquency Trigger as of the most recent Payment Date, the Sponsor, will appoint a successor Asset Representations Reviewer which is an Eligible Asset Representations Reviewer.

(b)    Effectiveness of Resignation or Removal. No resignation or removal of the Asset Representations Reviewer will be effective until the successor Asset Representations Reviewer has executed and delivered to the Issuer, the Sponsor and the Servicer an agreement accepting its engagement and agreeing to perform the obligations of the Asset Representations Reviewer under this Agreement or entered into a new agreement with the Issuer and the Servicer on substantially the same terms as this Agreement.

(c)    Transition and Expenses. If the Asset Representations Review resigns or is removed, the Asset Representations Reviewer will cooperate with the Issuer and take all actions reasonably requested to assist the Issuer in making an orderly transition of the Asset

Representations Reviewer’s rights and obligations under this Agreement to the successor Asset Representations Reviewer. Except for a permitted resignation pursuant to Section 6.2(a)(iii), the Asset Representations Reviewer will pay the reasonable expenses (including the fees and expenses of counsel) of transitioning the Asset Representations Reviewer’s obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on such obligations on receipt of an invoice with reasonable detail of the expenses from the Issuer or the successor Asset Representations Reviewer.

Section 6.4    Merger, Consolidation or Succession. Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that Person is an Eligible Asset Representations Reviewer, will be the successor to the Asset Representations Reviewer under this Agreement. Such Person will execute and deliver to the Issuer, the Sponsor and the Servicer an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).

ARTICLE VII

TREATMENT OF CONFIDENTIAL INFORMATION

Section 7.1    Confidential Information.

(a)    Confidential Information Defined. For the purposes of this Agreement, “Confidential Information” means information that (i) is identified as non-public, confidential or proprietary information or (ii) a reasonable person would deem to be non-public, confidential or proprietary information of a party (the “Disclosing Party”) that is disclosed to the other party (the “Receiving Party”) by the Disclosing Party or any of its Representatives in connection with the performance of this Agreement, including but not limited to: (A) business or technical processes, formulae, source codes, object code, product designs, sales, cost and other unpublished financial information, customer information, product and business plans, projections, marketing data or strategies, trade secrets, intellectual property rights, know-how, expertise, methods and procedures for operation, information about employees, customer names, business or technical proposals, and any other information which is or should reasonably be understood to be confidential or proprietary to the Disclosing Party; (B) Personally Identifiable Information (as defined in Section 7.2 of this Agreement); and (C) Review Materials. The foregoing definition of Confidential Information applies to: (i) all such information, whether tangible or intangible and regardless of the medium in which it is stored or presented; and (ii) all copies of such information, as well as all memoranda, notes, summaries, analyses, computer records, and other materials prepared by the Receiving Party or any of its employees, agents, advisors, directors, officers, and subcontractors, (collectively “Representatives”) that contain or reflect the Confidential Information.

(b)    Use of Confidential Information. Each party acknowledges that during the term of this Agreement it may be exposed to or acquire Confidential Information of the other party or its Affiliates. The Receiving Party shall hold the Confidential Information of the Disclosing Party in strict confidence and will not disclose such information except to its

Representatives who have a need to know such information in connection with the performance of this Agreement and who are informed by the Receiving Party of the confidential nature of the Confidential Information and are directed by the Receiving Party to treat the Confidential Information in a manner consistent with the terms of this Agreement. The Receiving Party shall be responsible for the breach of this Agreement by any of its Representatives. The Receiving Party will hold and protect the Disclosing Party’s Confidential Information using the same degree of care that it uses to protect its own confidential, non-public and/or proprietary information, but in no event with less than a commercially reasonable standard of care.

(c)    Exceptions. Confidential Information shall not include, and this Agreement imposes no obligations with respect to, information that:

(i)    was, at the time of disclosure to the Receiving Party, in the public domain or, after disclosure to the Receiving Party, has become part of the public domain through no act or omission of the Receiving Party;

(ii)    was in the possession of the Receiving Party, with confidentiality restrictions, at the time of disclosure to the Receiving Party hereunder;

(iii)    was or hereafter is independently developed by a party outside of this Agreement and without use of, reference to, access to or reliance on any Confidential Information of the other party; or

(iv)    was lawfully and independently obtained by the Receiving Party from a third party who, to the knowledge of the Receiving Party after reasonable inquiry, is not subject to an obligation of confidentiality or otherwise prohibited from disclosing or transmitting the information to the Receiving Party.

The foregoing exceptions shall not apply to any Personally Identifiable Information, which shall remain confidential in all circumstances, except as required or permitted to be disclosed by applicable law, statute, or regulation.

(d)    Disclosure by Operation of Law. If any party or any of its Representatives is requested or required (orally or in writing, by law, regulation or interrogatory, request for information or documents, court order, subpoena, deposition, administrative proceedings, inspection, audit, civil investigative demand or other legal, governmental or regulatory process) to disclose all or any part of any Confidential Information, such party shall (i) to the extent permitted by law, rule and regulation, promptly notify the other party of the existence, terms and circumstances surrounding such request; (ii) consult with the other party on the advisability of taking legally available steps to resist or narrow such request and cooperate with such party on any steps it considers advisable; and (iii) if disclosure of the Confidential Information is required or deemed advisable, exercise commercially reasonable efforts to obtain an order, stipulation or other reliable assurance that confidential treatment shall be accorded to such portion of the Confidential Information to be disclosed. Each party shall reimburse the other party for reasonable legal fees and expenses incurred in connection with such party’s efforts to comply with this section. Notwithstanding anything to the contrary contained herein, the Servicer and its Affiliates may disclose Confidential Information, without notice to the Asset Representations

Reviewer, to any governmental agency, regulatory authority or self-regulatory authority (including, without limitation, bank and securities examiners) having or claiming to have authority to regulate or oversee any aspect of the Servicer’s business or that of its Affiliates in connection with the exercise of such authority or claimed authority.

(e)    Return of Confidential Information. Upon the written request of the Disclosing Party, the Receiving Party shall return or destroy all Confidential Information to the Disclosing Party provided to it pursuant to this Agreement; provided, however, (i) the Receiving Party shall be permitted to retain copies of the Disclosing Party’s Confidential Information solely for archival, audit, disaster recovery, legal, and/or regulatory purposes or, if longer, for the period of time set forth in Section 3.14, and (ii) the Receiving Party shall be permitted to retain copies of the Disclosing Party’s Confidential Information to the extent it would be unreasonably burdensome to return or destroy such Confidential Information; provided further, that (x) any Confidential Information so retained will remain subject to the obligations and restrictions contained in this Agreement, notwithstanding any termination hereof, and (y) the Receiving Party will not use the retained Confidential Information for any other purpose.

(f)    Remedies. Each of the parties acknowledges that all Confidential Information of the other party is considered to be proprietary and of competitive value, and in many instances, trade secrets. Each of the parties hereto agrees that because of the unique nature of such Confidential Information, any breach of this Section by it or its Representatives would cause irreparable harm to the Disclosing Party and that money damages and other remedies available at law in the event of a breach would not be adequate to compensate the Disclosing Party for any such breach. Accordingly, each party shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including, without limitation, injunctive relief and specific performance, as a remedy for any such breach. Such relief shall be in addition to, and not in lieu of, all other remedies available to such party, whether under this Agreement, at law or in equity.

Section 7.2    Safeguarding Personally Identifiable Information.

(a)    Definition. “Personally Identifiable Information”, or “PII”, means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual, as further described in § 501(b) of the Gramm-Leach-Bliley Act and the Interagency Guidelines Establishing Standards for Safeguarding Customer Information (12 C.F.R. Section 208, Appendix D-2) (collectively, the “Privacy Laws”), that is provided or made available to the Asset Representations Reviewer pursuant to this Agreement.

(b)    Non-Disclosure. To the extent the Asset Representations Reviewer receives Personally Identifiable Information in the performance its obligations hereunder, the Asset Representations Reviewer agrees that it will not disclose or use any Personally Identifiable Information except (i) to the extent necessary to carry out its obligations under the Agreement and for no other purpose; or (ii) as may be required by valid operation of law.

(c)    Safeguards. To the extent the Asset Representations Reviewer receives Personally Identifiable Information in the performance of services under this Agreement, the Asset Representations Reviewer represents and warrants that it has, and will continue to have adequate administrative, technical, and physical safeguards: (i) to ensure the security and confidentiality of Personally Identifiable Information; (ii) to protect against any anticipated threats or hazards to the security or integrity of Personally Identifiable Information; and (iii) to protect against unauthorized acquisition of, access to or use of Personally Identifiable Information which could result in a “breach” as that term is defined under applicable Privacy Laws.

(d)    Information. The Asset Representations Reviewer agrees to provide the Issuer and the Sponsor with information regarding its privacy and information security systems, policies and procedures as the Issuer may reasonably request relating to compliance with this Agreement and applicable Privacy Laws. The Asset Representations Reviewer agrees to provide training in the Privacy Laws and the Asset Representations Reviewer’s information security policies to all personnel whose duties pursuant to this Agreement could bring them in contact with Personally Identifiable Information.

(e)    Breach. In the event of any actual or apparent theft, unauthorized use or disclosure of any Personally Identifiable Information, the Asset Representations Reviewer will commence all reasonable efforts to investigate and correct the causes and remediate the results thereof. As soon as practicable following discovery of any such event, the Asset Representations Reviewer will provide the Issuer, the Servicer and the Sponsor notice thereof, and shall cooperate with the Servicer and the Sponsor (including by providing any further information and assistance as may be reasonably requested) to expeditiously implement the data security breach investigation and response protocols of the Servicer and the Sponsor.

ARTICLE VIII

OTHER MATTERS PERTAINING TO THE ISSUER

Section 8.1    Termination of this Agreement. This Agreement will terminate, except for obligations under Section 5.3, Section 5.4, Section 9.13 and Article VII, on the earlier of (a) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (b) the date the Issuer is terminated under the Trust Agreement.

Section 8.2 Limitation of Liability. It is expressly understood and agreed by the parties that (a) this document is executed and delivered by [                    ], not individually or personally, but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, warranties, covenants, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, covenants undertakings and agreements by [                ], but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on [                    ], individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall

[                    ] be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1    Amendment. (a) Any term or provision of this Agreement may be amended by the Sponsor, the Servicer and the Asset Representations Reviewer without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i)    the Sponsor or the Servicer delivers an Opinion of Counsel to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii)    the Rating Agency Condition is satisfied with respect to such amendment and the Servicer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment;

provided, that no amendment pursuant to this Section 9.1(a) shall be effective which affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person.

(b)    This Agreement may also be amended from time to time by the Sponsor, the Servicer and the Asset Representations Reviewer, with the consent of the Holders of Notes evidencing not less than a majority of the aggregate Note Balance of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders, provided, that no amendment pursuant to this Section 9.1(b) shall be effective which affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Depository Agreement.

(c)    Any term or provision of this Agreement may also be amended from time to time by the Sponsor, the Servicer and the Asset Representations Reviewer for the purpose of conforming the terms of this Agreement to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, [to the description thereof in an offering memorandum with respect to the Non-Investment Grade Notes or] the Certificates without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person, provided, however, that the Sponsor, the Servicer and the Asset Representations Reviewer shall provide written notification of the substance of such amendment to the Indenture Trustee, the Issuer and the Owner Trustee and promptly after the execution of such amendment, the Sponsor and the Servicer shall furnish a copy of such amendment to the Indenture Trustee, the Issuer and the Owner Trustee.

(d)    Prior to the execution of any amendment or consent pursuant to this Section 9.1, the Sponsor shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment or consent, the Sponsor shall furnish a copy of such amendment or consent to each Rating Agency and the Indenture Trustee.

(e)    Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement.

Section 9.2    Notices, Etc.. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by electronic transmission (when receipt is confirmed by telephone or reply email from the recipient), and addressed in each case as specified on Schedule I to the Sale Agreement, or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

Section 9.3 Severability Clause. This Agreement constitutes the entire agreement between the Asset Representations Reviewer, the Issuer, the Servicer, and the Sponsor. All prior representations, statements, negotiations and undertakings with regard to the subject matter hereof are superseded hereby.

If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 9.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES

THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.5    Headings. The section headings hereof have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 9.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 9.7    Waivers. No failure or delay on the part of the Servicer, the Asset Representations Reviewer, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either party under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

Section 9.8 Entire Agreement. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

Section 9.9    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 9.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

Section 9.11    Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 9.12 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party hereto shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence, join with any other Person in commencing or institute with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

Section 9.13    Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)    consents that any such action or proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 9.2 of this Agreement;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)    to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

Section 9.14    Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and the Indenture Trustee shall be an express third-party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

CAPITAL ONE, NATIONAL ASSOCIATION

By:
Name:
Title:

CAPITAL ONE PRIME AUTO RECEIVABLES TRUST 20[ ]-[ ]

By:	[ ], not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

[ ], as Asset Representations Reviewer

By:
Name:
Title:

[Signature Page to Asset Representations Review Agreement]

Exhibit A

Capital One Agreed Upon Procedures

Representation

Characteristics of Receivables

As of the Cut-Off Date (or such other date as may be specifically set forth below), each Receivable:

(i)    has been fully and properly executed or electronically authenticated by the Obligor thereto;

(ii)    has been originated by a Dealer to finance the retail sale by that Dealer of the related Financed Vehicle and has been purchased by the Bank from that Dealer;

(iii)    as of the Closing Date, is secured by a first priority validly perfected security interest in the Financed Vehicle in favor of the Originator, as secured party, or all necessary actions have been commenced that would result in a first priority security interest in the Financed Vehicle in favor of the Originator, as secured party;

(iv)    contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

(v)    provided, at origination, for level monthly payments which fully amortize the initial Outstanding Principal Balance over the original term; provided, that the amount of the first or last scheduled payment may be different from the level payment but in no event more than [        ] times the level monthly payment;

(vi)    provides for interest at the Contract Rate specified in the Schedule of Receivables;

(vii)    was originated in the United States;

(viii)    is secured by a new or used automobile, light duty truck, SUV or van;

(ix)    has a Contract Rate of at least [    ]%;

Exh. A - 1

(x)    had an original term to maturity of not more than [    ] months and each Receivable has a remaining term to maturity, as of the Cut-Off Date, of not more than [    ] months and not less than [    ] months;

(xi)    has an Outstanding Principal Balance of at least $[            ];

(xii)    has a final scheduled payment due on or before [            ];

(xiii)    was not more than [    ] days past due as of the Cut-Off Date;

(xiv)    was not noted in the records of the Servicer as being the subject of any verified bankruptcy or insolvency Proceeding;

(xv)    is a Simple Interest Receivable; and

(xvi)    provides that a prepayment by the related Obligor will fully pay the Outstanding Principal Balance and accrued interest through the date of prepayment based on the Receivable’s Contract Rate.

Documents

Retail Sale Contract

Title Documents

Receivable File

Schedule of Receivables

Servicing System/Data Tape

Procedures to be Performed

i)	Confirm the contract was signed or electronically authenticated by the Obligor

ii)	Origination of the Receivable

a.	Review the Retail Sale Contract and confirm that Capital One, National Association or another Approved Party is listed as the Assignee within the Assignment Section[1]

iii)	Security Interest Enforcement

a.	Confirm the title documents show Capital One, National Association or another Approved Party as the first lienholder

[1]	“Approved Party” means a party specified as an “Approved Party” on the list of Approved Parties provided by Capital One to [ ].

Exh. A - 2

b.	Review the servicing system and confirm the Rpt. Branch Code in the system matches the Rpt. Branch Code for the transaction related to the deal

iv)	Customary and Enforceable Provisions

a.	Confirm the Contract form number is listed on the Approved Contract Form List[2]

v)	Fully Amortizing Payment Schedule

a.	Confirm all payments are equivalent with the possible exception that the first and last payments may be different from the level monthly payment

i.	If the first and last payments are different from the level monthly payment, confirm that these payments are no more than [ ] times the level monthly payment amount

b.

Review the Truth in Lending section of the Retail Sale Contract and calculate the product of the Amount of Payments with the Number of Payments and confirm that this amount is equal to the Total of Payments

vi)	Provides for Interest at the Contract Rate

a.	Review the Schedule of Receivables and confirm that the stated rate is equal to the APR as shown in the Federal Truth in Lending section of the Retail Sale Contract

vii)	Origination of the Receivable

a.	Review the Retail Sale Contract and confirm the Dealer address is in the United States

viii)	Condition, Make and Model of Financed Vehicle

a.	Review the New/Used section of the Retail Sale Contract and confirm that the Financed Vehicle is stated to be new or used

b.	Review the “Year and Make” and “Model” sections of the Retail Sale Contract and confirm that the Financed Vehicle constitutes an automobile, light-duty truck, SUV or van

ix)	Contract Annual Percentage Rate

a.	Review the Federal Truth in Lending Section of the Retail Sale Contract and Confirm that the Annual Percentage Rate is greater than the minimum allowed percentage rate

[2]	“Approved Contract Form List” means a list of Approved Contract Forms provided by Capital One to [________].

Exh. A - 3

x)	Remaining Maturity Date

a.	Confirm that the Number of Payments section within the Truth in Lending section of the Retail Sale Contract indicates a number of payments that does not exceed the maximum allowable number of payments

b.	Review the Data Tape and confirm that the remaining term to maturity is within the stated allowable limits

xi)	Outstanding Principal Balance

a.	Review the Data Tape and confirm that the unpaid Outstanding Principal Balance as of the Cut-Off Date is within the stated allowable limits

xii)	Final Schedule Payment Date

a.	Review the Data Tape and confirm that the Final Scheduled Payment Due Date will occur on or before the latest allowable final payment date

xiii)	Days Past Due

a.	Review the data file and confirm the Receivable was not more than [ ] days past due as of the Cut-Off Date

xiv)	Bankruptcy

a.	Review the Receivable File and any applicable servicing notes and confirm there is no indication of pending bankruptcy or insolvency proceedings as of the Cut-Off Date

xv)	Force Place Insurance

a.	Review the servicing system and confirm the Receivable did not have Force Place Insurance as of the Cut-Off Date

xvi)	Simple Interest Receivable

a.	Confirm that interest under the Contract is calculated pursuant to the Simple Interest Method

b.	Review the payment history and confirm the first payment was appropriately applied to principal and interest

xvii)	Prepayment

a.	Confirm the Contract contains the appropriate Prepayment Disclosures

xviii)	If sections i through xvii are confirmed, then Test Pass

Exh. A - 4

Representation

Compliance with Law

The Receivable complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, except where the failure to comply (i) was remediated or cured in all material respects prior to the Cut-Off Date, or (ii) would not render such Receivable unenforceable or create liability for COAR or the Issuer, as an assignee of such Receivable.

Documents

Retail Sale Contract

Servicing System/Data Tape

Approved Contract Form List

Procedures to be Performed

i)	Confirm the Contract Form number and revision date are on the Approved Contract Form List

ii)	Confirm the Contract is complete

a.	Confirm that all lines in the Contract are filled out appropriately

b.	Confirm the Name and address of Creditor, APR, Finance Charge, Amount of Payments, Total of Payments and Total Sale Price are properly filled out

c.	Confirm all lines on the Contract are completed or properly left blank

iii)	Confirm the Amount Financed is correctly calculated

a.	Calculate the Amount Financed using the Cash Price, Total Down Payment and Total Amount Paid on Buyer’s Behalf

b.	Confirm the Calculated Amount Financed matches the Amount Financed as stated within the Truth in Lending section of the Contract

iv)	Confirm the Total Sale Price is correctly calculated

a.

Calculate the Total Sale Price by taking the difference of the Total of Payments as stated within the Truth in Lending section and the Total Down Payment as stated within the Itemization of Amount Financed

b.	Confirm the Calculated Total Sale Price matches the Total Sale Price as stated within the Truth in Lending section of the Contract

v)	Confirm the Total of Payments is correctly calculated

a.	Calculate the Total of Payments by taking the product of the Number of Payments and Amount of Payments as stated within the Truth in Lending section of the Contract

Exh. A - 5

b.	Confirm the Calculated Total of Payments from step (a) is equal to the Total of Payments as stated within the Truth in Lending section of the Contract

c.	Calculate the Total of Payment by taking the sum of the Finance Charge and Amount Financed as stated within the Truth in Lending section of the Contract

d.	Confirm the Calculated Total of Payments from step (c) is equal to the Total of Payments as stated within the Truth in Lending section of the Contract

vi)	Confirm the APR is correctly calculated

a.	Calculate the APR using information within the Truth in Lending section of the Contract

b.	Confirm the Calculated APR is within an acceptable range of the APR as stated within the Truth in Lending Section of the Contract

vii)	Confirm the first payment due date as stated within the When Payments are Due section of the Truth in Lending section of the Contract is within an acceptable timeframe of the Contract Date

viii)	If Steps i through vii are confirmed, then Test Pass

Exh. A - 6

Representation

Binding Obligation

The Receivable constitutes the legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally and (ii) as such Receivable may be modified by the application after the Cut-Off Date of the Servicemembers Civil Relief Act, as amended, to the extent applicable to the related Obligor.

Documents

Retail Sale Contract

Procedures to be Performed

i)	Confirm the Contract Form number is on the Approved Contract Form List

ii)	Confirm the borrower and co-borrower (if applicable) signed the Contract

iii)	If Steps i and ii are confirmed, then Test Pass

Exh. A - 7

Representation

Receivable in Force

The Receivable has not been satisfied, subordinated or rescinded nor do the records of the Servicer indicate that the related Financed Vehicle been released from the lien of such Receivable in whole or in part.

Documents

Servicing System/Data Tape

Title Documents

Procedures to be Performed

i)	Confirm the Receivable exists on the Servicing System as an active Receivable

ii)	Confirm the title documents show Capital One, National Association or another Approved Party as the first lienholder

iii)	If Steps i and ii are confirmed, then Test Pass

Exh. A - 8

Representation

No Default; No Waiver

Except for payment delinquencies continuing for a period of not more than [    ] days as of the Cut-Off Date or the failure of the Obligor to maintain physical damage insurance covering the related Financed Vehicle in accordance with the requirements of the Receivable, the records of the Servicer did not disclose that any default, breach, violation or event permitting acceleration under the terms of the Receivable existed as of the Cut-Off Date.

Documents

Receivable File

Servicing System/Data Tape

Procedures to be Performed

i)	Confirm there is no indication of a default, breach, violation or event that would permit acceleration under the terms of the Receivable except for payment default within [ ] days of the Cut-Off Date

ii)	Confirm that no continuing condition would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable

iii)	If Steps (i) and (ii) are confirmed, then Test Pass

Exh. A - 9

Representation

Insurance

The Receivable requires that the Obligor thereunder obtain physical damage insurance covering the related Financed Vehicle.

Documents

Retail Sale Contract

Procedures to be Performed

i)	Confirm the Retail Sale Contract contains language that required the Obligor to obtain and maintain insurance against physical damage to the Financed Vehicle

ii)	If confirmed, then Test Pass

Exh. A - 10

Representation

No Government Obligor

The Obligor on the Receivable is not the United States of America or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government.

Documents

Retail Sale Contract

Procedures to be Performed

i)	Review the buyer section on the Contract and confirm a person’s or business name is reported

ii)

If the buyer section on the Contract does not report a person’s or business name, confirm internet search results do not indicate the buyer to be a government agency, department, political subdivision or instrumentality

iii)	If (i) and (ii) are confirmed, then Test Pass

Exh. A - 11

Representation

Assignment

No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, assignment, contribution, conveyance or pledge of such Receivable would be unlawful, void, or voidable.

Documents

Retail Sale Contract

Receivable File

Servicing System

Procedures to be Performed

i)	Confirm the Retail Sale Contract was completed on a contract form included in the Approved Contract Form List

ii)	If Step (i) is confirmed, then Test Pass

Exh. A - 12

Representation

Good Title

As of the Closing Date and immediately prior to the sale and transfer contemplated in the Purchase Agreement, the Bank had good and marketable title to and was the sole owner of each Receivable free and clear of all Liens created by the Bank (except any Lien which will be released prior to assignment of such Receivable thereunder), and, immediately upon the sale and transfer by the Bank to COAR, COAR will have good and marketable title to each Receivable, free and clear of all Liens created by COAR (other than Permitted Liens). Immediately upon the sale and transfer by COAR to the Issuer pursuant to the Sale Agreement, the Issuer will have good and marketable title to each Receivable, free and clear of all Liens created by the Issuer (other than Permitted Liens).

Documents

Title Documents

Procedures to be Performed

i)	Confirm the title documents show Capital One, National Association or another Approved Party as the first lienholder

ii)	Review the servicing system and confirm the Rpt. Branch Code in the system matches the Rpt. Branch Code for the transaction related to the deal

iii)	If (i) and (ii) are confirmed, then Test Pass

Exh. A - 13

Representation

Characterizations of Receivables

Each Receivable constitutes either “tangible chattel paper,” “electronic chattel paper,” an “account,” an “instrument,” or a “general intangible,” each as defined in the UCC.

Documents

Contract

Title Documents

Approved Contract Form List

Procedures to be Performed

i)	Confirm the Contract form number is on the Approved Contract Form List

ii)	Confirm the Amount Financed as reported on the Contract is greater than zero

iii)	Confirm there is documentation of a lien against the financed vehicle

iv)	If tests (i) through (iii) are confirmed, then Test Pass

Exh. A - 14

Representation

One Original

There is only one executed original, electronically authenticated original or authoritative copy of the Contract (in each case within the meaning of the UCC) related to each Receivable.

Documents

Contract

Procedures to be Performed

i)	Confirm there is a final version of the Contract available for review

ii)	Confirm the Contract was signed by the buyer(s) and the Dealer

iii)	If (i) and (ii) are confirmed, then Test Pass

Exh. A - 15

Representation

No Defenses

The records of the Servicer do not reflect any material facts which have not been remediated or cured which would constitute the basis for any right of rescission, offset, claim, counterclaim or defense with respect to such Receivable or the same being asserted or threatened with respect to such Receivable.

Documents

Receivable File

Procedures to be Performed

i)	Review the Receivable File and servicing system and confirm there is no evidence of litigation or other attorney involvement as of the Cut-Off Date

ii)	If confirmed, then Test Pass

Exh. A - 16